CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 29, 2025, relating to the financial statements and financial highlights of Catalyst Energy Infrastructure Fund, Catalyst/MAP Global Equity Fund, Catalyst/Lyons Tactical Allocation Fund, Catalyst Dynamic Alpha Fund, Catalyst Systematic High Income Fund (formerly, Catalyst/Warrington Strategic Program Fund), Catalyst Nasdaq-100 Hedged Equity Fund, Catalyst Buffered Shield Fund, Catalyst Insider Income Fund, Catalyst Enhanced Income Strategy Fund, Catalyst/MAP Global Balanced Fund, Catalyst/CIFC Senior Secured Income Fund, Catalyst/SMH High Income Fund, Catalyst/SMH Total Return Income Fund, Eventide Balanced Fund, Eventide Core Bond Fund, Eventide Dividend Growth Fund (formerly, Eventide Dividend Opportunities Fund), Eventide Exponential Technologies Fund, Eventide Gilead Fund, Eventide Healthcare & Life Sciences Fund, Eventide Large Cap Focus Fund, and Eventide Limited-Term Bond Fund, and the consolidated financial statements and financial highlights of Catalyst Insider Buying Fund, Catalyst Systematic Alpha Fund, Catalyst/Welton Advantage Multi-Strategy Fund, Catalyst/Aspect Enhanced Multi-Asset Fund, and Catalyst/Millburn Hedge Strategy Fund, each a series of Mutual Fund Series Trust, which are included in Form N-CSR for the year or period ended June 30, 2025, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Greenwood Village, Colorado

October 24, 2025